UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2006 (August 2, 2006)

THERAGENICS CORPORATION®
(Exact name of Registrant as specified in its charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 2, 2006, Theragenics Corporation®, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with James R. Eddings (“Eddings”), as Sellers’ Representative, Galt Medical Corp., a Texas corporation (“Galt”), the shareholders of Galt, the holders of Company Stock Derivatives (as defined in the Stock Purchase Agreement), and acquired one hundred percent (100%) of the issued and outstanding capital stock of Galt, for a total purchase price of $34,000,000. The purchase price was comprised of 978,065 shares of common stock of the Company and $30,400,000 in cash (the “Acquisition”). At the closing, the 978,065 shares of the Company’s common stock issued and $214,440 in cash were placed in escrow for the purpose of compensating the Company in the event the Sellers must indemnify the Company pursuant to the terms of the Stock Purchase Agreement. The Company financed $7.5 million of the purchase price with borrowings on its existing $40.0 million Credit Facility. The Stock Purchase Agreement contained customary representations and warranties from the Company, the Sellers, and Galt. A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 to this Report and is incorporated by reference. The Stock Purchase Agreement and the acquisition was approved by the board of directors of both the Company and Galt. As a result of the Acquisition, Galt became a wholly-owned subsidiary of the Company.

Galt, located in Garland, Texas is a manufacturer, distributor and supplier of disposable medical devices utilized for vascular access, primarily serving the interventional radiology and interventional cardiology markets.

Agreements Entered into in Connection with the Galt Acquisition

Employment Agreement

In connection with the Acquisition, Galt entered into an employment agreement (the “Employment Agreement”) with Eddings. Eddings may be deemed to be an executive officer of the Company by virtue of his role as President of Galt. The execution of the Employment Agreement was contingent upon consummation of the acquisition of Galt by the Company pursuant to the Stock Purchase Agreement.

The Employment Agreement contains a two year term with automatic extensions for successive additional one-year terms unless either party gives prior notice of termination ninety (90) days before the anniversary of the execution date. Eddings’ base salary is set at $195,000 per year, and Eddings became eligible to participate in the Company’s short-term and long-term incentive compensation programs. The Employment Agreement also contained provisions for transition and consultancy services, as well as customary non-competition, non-solicitation and confidentiality provisions.

The Employment Agreement may be immediately terminated upon the occurrence of any of the following events (capitalized terms as defined in the Employment Agreement):

•	Galt and Eddings reach a mutual agreement in writing as to termination;
•	by Eddings with Good Reason;
•	by Eddings without Good Reason upon prior written notice to Galt;

•	by Galt with or without Cause; and
•	by Galt or Eddings due to the Disability of the Employee.

If Eddings is terminated for Cause, Eddings will not be entitled to any compensation or other benefits of employment from and after the effective date of the termination. If termination is by Galt without Cause or by Eddings for Good Reason, he will be entitled to salary continuation for two (2) years; provided, however, if such termination is within ninety (90) days preceding or within one year following a Change in Control (as defined in the Employment Agreement), Eddings will be entitled to salary continuation for two (2) years (or if less, the maximum amount that can be paid without causing a parachute payment under the Internal Revenue Code).

Registration Rights Agreement

Pursuant to the terms of the Stock Purchase Agreement, the Company also entered into a registration rights agreement dated as of August 2, 2006 (the “Registration Rights Agreement”) with Eddings as Sellers’ Representative for the purpose of registering the shares of the Company’s common stock issued to the Sellers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a Registration Statement on Form S-3, or other form as the Company determines appropriate, with the Securities and Exchange Commission no later than August 2, 2007, registering the resale of the shares issued to the Sellers, and to keep such Registration Statement effective for a period equal to (i) one year from the initial date that the Securities and Exchange Commission declares such Registration Statement effective, or (ii) such shorter period which shall terminate when all of the registrable securities have been sold or are eligible for resale without restriction under Rule 144 of the Securities Act of 1933, as amended. The Company has agreed to pay all expenses associated with the registration of the Company’s common stock owned by the Sellers, except for the filing fees which are the responsibility of the Sellers. Sales of substantial additional amounts of the Company’s common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market of the Company’s common stock.

The foregoing summaries are being provided for information purposes only, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, the Employment Agreement or the Registration Rights Agreement (collectively, “Material Agreements”), attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively. The representations, warranties and covenants made by the parties in the Material Agreements may be qualified by information in disclosure schedules (or otherwise) that the parties exchanged in connection with the execution of the Material Agreements, or by materiality standards. Statements made in the Material Agreements or any appended agreement could be alleged to be or be determined to be false or may become incorrect or the underlying facts may have changed after the time the statements were initially made. Such statements are for the purpose of confirming certain due diligence matters as between the parties and may represent an allocation of risk as between the parties as part of a negotiated transaction. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Galt.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 2, 2006, the Company purchased all of the issued and outstanding shares of capital stock of Galt as described in Item 1.01 above.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION.

In connection with the Acquisition referred to in Item 1.01, the Company borrowed $7.5 million under its revolving credit facility (the “Credit Facility”). The Credit Facility expires October 31, 2009 and provides for revolving borrowings of up to $40.0 million, including a $5.0 million sub-limit for letters of credit. Interest on outstanding borrowings is payable at the rate of interest periodically designated by the financial institution as its base rate, or, at the option of the Company, interest may accrue at a LIBOR based rate plus 1%. Interest on base rate loans is payable monthly, while interest on LIBOR loans is payable on the last day of the applicable one, two or three month interest period.

The Credit Agreement is unsecured, but provides for a “springing lien” to be established on substantially all of the assets of the Company (subject to certain exceptions) in the event certain events of default occur under the Credit Agreement. The Credit Agreement contains representations and warranties, as well as affirmative, reporting and negative covenants, customary for financings of this type. Among other things, certain provisions of the Credit Agreement limit the incurrence of additional debt and require the maintenance of certain financial ratios.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

As partial consideration for the Acquisition, on August 2, 2006, the Company issued 978,065 shares of the Company’s common stock, valued at $3.26 per share. The issuance of the Company’s common stock to the Sellers was made in reliance upon the exemption afforded by the provision of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act of 1933, as amended.

ITEM 5.02  APPOINTMENT OF PRINCIPAL OFFICER.

As a result of the Acquisition described in Item 1.01 above, Eddings will continue to serve as the President of Galt. The summary of Eddings’ employment agreement is described in Item 1.01 above and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(b)    Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than seventy-one (71) calendar days after the date this Current Report must be filed.

(c)    Exhibits

Exhibit No.	Document
2.1

Stock Purchase Agreement by and among Theragenics Corporation, James R. Eddings, as Sellers’ Representative, those shareholders and holders of Company Stock Derivatives of Galt Medical Corp. listed on Schedule 1 thereto, dated as of August 2, 2006.

10.1	Employment Agreement between Galt Medical Corp. and James R. Eddings, dated as of August 2, 2006.
10.2	Registration Rights Agreement between Theragenics Corporation and James R. Eddings, as Sellers’ Representative, dated as of August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: August 8, 2006	By: /s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer